Exhibit 99.1

FirstEnergy Corp.	For Release: January 26, 2012
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Mark Durbin	Irene Prezelj
(330) 761-4365	(330) 384-3859

FirstEnergy, Citing Impact of Environmental
Regulations, Will Retire Six Power Plants
Plants Located in Ohio, Pennsylvania and Maryland

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) announced today that its generation  subsidiaries will retire six older coal-fired power plants located in Ohio, Pennsylvania and Maryland by September 1, 2012.  The decision to close the plants is based on the U.S. Environmental Protection Agency Mercury and Air Toxics Standards (MATS), which were recently finalized, and other environmental regulations.

The total capacity of the competitive plants that will be retired is 2,689 megawatts (MW).  Recently, these plants served mostly as peaking or intermediate facilities, generating, on average, approximately 10 percent of the electricity produced by the company over the past three years.

The following plants will be retired: Bay Shore Plant, Units 2-4, Oregon, Ohio; Eastlake Plant, Eastlake, Ohio;  Ashtabula Plant, Ashtabula, Ohio;  Lake Shore Plant, Cleveland, Ohio; Armstrong Power Station, Adrian, Pa.; and R. Paul Smith Power Station, Williamsport, Md.

In total, 529 employees will be directly affected.  Existing severance benefits will apply to eligible, affected employees.  However, the final number of affected employees could be less as some are considered for open positions at other FirstEnergy facilities and work locations, and eligible employees take advantage of a retirement benefit being offered to those 55 years and older.

“This decision is not in any way a reflection of the fine work done by the employees at the affected plants, but is related to the impact of new environmental rules,” said James H. Lash, president, FirstEnergy Generation and chief nuclear officer.  “We recently completed a comprehensive review of our coal-fired generating plants and determined that additional investments to implement MATS and other environmental rules would make these older plants even less likely to be dispatched under market rules. As a result, it was necessary to retire the plants rather than continue operations.”

The plant retirements are subject to review for reliability impacts, if any, by PJM Interconnection, the regional transmission organization that controls the area where they are located.

FirstEnergy is finalizing MATS compliance plans for its remaining coal-fired units.  Since the Clean Air Act became law in 1970, FirstEnergy and its predecessor companies have invested more than $10 billion in environmental protection efforts.

Since 1990, FirstEnergy has reduced emissions of nitrogen oxides by more than 76 percent, sulfur dioxide by more than 86 percent and mercury by about 56 percent.  When the six coal-fired plants are removed from FirstEnergy’s competitive generating fleet, more than 96 percent of the power provided will come from resources that are non- or low-emitting, including nuclear, hydro, pumped-storage hydro, natural gas and scrubbed coal units.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence.  Its 10 electric distribution companies comprise the nation’s largest investor-owned electric system.  Its diverse generating fleet features non-emitting nuclear, scrubbed coal, natural gas, and pumped-storage hydro and other renewables, and has a total generating capacity of nearly 23,000 megawatts.

Forward-Looking Statements:   This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C. (PJM) direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rule (CAIR) including the Cross-State Air Pollution Rule (CSAPR), which was stayed by the courts on December 30, 2011, and the effects of the EPA's recently released Mercury and Air Toxics Standards (MATS) rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainty associated with PJM’s review of the company’s plan to retire its older unscrubbed fossil units, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC, including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from our continuing investigation and analysis of the indications of cracking in the plant shield building at Davis-Besse, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals and our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the major industrial and commercial customers of FirstEnergy's subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations including FirstEnergy's ability to maintain relationships with customers, employees or suppliers, as well as the ability to continue to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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